Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-68656) and the Registration Statements on Form S-8 (Nos. 333-117941, 333-117536, 333-105284, 333-62030, 333-44764, 333-42385 and 333-122607) of Affiliated Computer Services, Inc. of our report dated September 13, 2005 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Dallas, Texas
September 13, 2005